UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 1, 2004


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


    Maryland                         001-09279                     13-3147497
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(State or other                 (Commission file No.)             (IRS Employer
  jurisdiction of                                                     I.D. No.)
  incorporation)


         60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
         -------------------------------------------------------------
         (Address of principal executive offices)           (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     Item 7.01.  Regulation FD Disclosure

     At an investor conference held on December 1, 2004 the registrant advised persons in attendance at its presentation that it has assigned its bankruptcy claim against Just For Feet of Texas, Inc., a former tenant at the Lewisville, Texas retail property owned by it for $854,962. It also advised that a joint venture in which it is a 50% venture partner assigned its bankruptcy claim against Just For Feet of Texas, Inc., a tenant at the Shreveport retail property owned by the joint venture for $858,556. Both of these leases had been rejected in the bankruptcy proceeding filed by Just For Feet of Texas, Inc. and Footstar, Inc. If either claim is disallowed registrant will have to repay a proportional amount to the Assignee of the claims. Accordingly, registrant could not, at this time, comment on the appropriate accounting treatment which will be applied to the receipt of these funds or the impact on its financial statements as at and for the quarter and year ending December 31, 2004.





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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ONE LIBERTY PROPERTIES, INC.



Date:     December 1, 2004               By:  /s/ Simeon Brinberg
                                         -----------------------------------
                                         Simeon Brinberg
                                         Senior Vice President